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                                                                   Exhibit 10.17

                            HOMEBASE ACQUISITION, LLC

                           2003 RESTRICTED SHARE PLAN

                      (AS ADOPTED BY THE BOARD OF MANAGERS
                               ON AUGUST 28, 2003)

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                            HOMEBASE ACQUISITION, LLC
                              RESTRICTED SHARE PLAN

      1. PURPOSE. The purpose of the Plan is to give Key Employees of Homebase Acquisition, LLC, a Delaware limited liability company (the "Company"), and its Subsidiaries the opportunity to acquire Common Shares of the Company, to provide an incentive for the Key Employees to continue to promote the best interests of the Company and its Subsidiaries and to enhance their long-term performance, and to provide an incentive for the Key Employees to join or remain with the Company and its Subsidiaries.

      2. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Operating Agreement. For purposes of this Plan, unless otherwise specified in an Agreement, capitalized terms shall have the following meanings:

            "Agreement" means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

            "Award" means a grant of Common Shares.

            "Board" means the Board of Managers of the Company.

            "Cause" means, unless otherwise provided in an Agreement, (i) the Grantee's gross negligence or willful misconduct in the performance of his or her duties, (ii) the Grantee's willful or grossly negligent failure to perform his or her duties, (iii) the breach by the Grantee of any written covenants to the Company or a Subsidiary contained in the Operating Agreement or otherwise,
(iv) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority that restricts his or her ability to engage in the business conducted by the Company or a Subsidiary or (v) willful or reckless breach by the Grantee of any policy adopted by the Company or a Subsidiary concerning conflicts of interest, standards of business conduct or fair employment practices or procedures with respect to compliance with applicable laws.

            "Change in Capitalization" means any increase or reduction in the number of Common Shares, or any change (including, but not limited to, a change in value) in the Common Shares, or exchange of Common Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, share distribution, share split or reverse share split, cash dividend, property dividend, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

            "Change of Control" means the occurrence during the term of the Plan of:

            (a) an acquisition (other than directly from the Company) of Common Shares, Class A Preferred Shares or other voting equity interests of the Company ("Voting Securities") by any Person or Persons, other than the Company, any Member of the Company as of the Effective Date (as defined below) of this Agreement, a Subsidiary or

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      any of their affiliates, immediately after which such Person or Persons directly or indirectly owns fifty percent (50%) or more of the combined voting power of the Company's then outstanding Units; provided, however, that in determining whether a Change of Control has occurred, Shares which are acquired in a `Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition that would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company, or a Subsidiary, (ii) the Company or one or more Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

            (b) the consummation of a merger, consolidation or business combination (a "Transaction") involving the Company, unless (x) holders of equity interests in the Company, or their affiliates, immediately before such Transaction own, directly or indirectly immediately following such Transaction, at least fifty-one percent (51%) of the combined voting power of the outstanding equity interests of the entity resulting from such Transaction (the "Surviving Entity");

            (c)   a complete liquidation or dissolution of the Company; or

            (d) the sale or other disposition of more than fifty percent (50%) of the net assets of the Company to any Person or Persons (other than a transfer to a Subsidiary or to one or more Persons who are Members of the Company or their affiliates as of the Effective Date of this Agreement). A transaction described in clause (x) of subsection (b) hereof shall be referred to as a "Non-Control Transaction."

Notwithstanding the foregoing, none of the events described in clauses (a), (b),
(c) or (d) above shall constitute a Change of Control if, after giving effect thereto, the Company's principal business is conducted through an entity, the voting control of which is held, directly or indirectly, by Persons (or their affiliates) that, directly or indirectly, collectively held voting control of the Company immediately prior to such event.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person or Persons (other than a Subsidiary or one or more Persons who are Members of the Company as of the Effective Date of this Agreement) (the "Subject Person(s)") acquired direct or indirect ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of Common Shares or Class A Preferred Shares directly or indirectly owned by the Subject Person(s), provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person(s) becomes the direct or indirect owner(s) of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities indirectly or directly owned by the Subject Person(s), then a Change of Control shall occur.

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            "Class A Preferred Shares" means Membership Rights in the Company having the economic and voting rights set forth in the Operating Agreement with respect to "Class A Preferred Shares."

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Shares" means Membership Rights in the Company having the economic and voting rights set forth in the Operating Agreement with respect to "Common Shares," subject, in the case of Common Shares issued to Key Employees out of the Management Incentive Pool, to such modifications and limitations on such Membership Rights as may be specified in one or more separate agreements between the Company and Employee Member pursuant to which such Common Shares are issued.

            "Disability" means, with respect to a Key Employee, such employees being substantially unable to perform his assigned duties on behalf of the Company or any Subsidiary thereof, as the case may be, for more than ninety (90) days, whether or not consecutive, in any twelve (12) month period, by reason of incapacity due to physical or mental illness or injury.

            "Effective Date" shall mean August 28, 2003, the date on which the Board adopted the Plan.

            "Grantee" means a Key Employee to whom an Award has been granted under the Plan.

            "Key Employee" means an employee of the Company or any Subsidiary thereof approved by the Board for participation in the Plan on the basis of his or her ability to contribute significantly to the growth and profitability of the Company or any of its Subsidiaries.

            "Management Incentive Pool" means up to 1,000,000 Common Shares or such greater number thereof as may be approved by the Board for award pursuant to this Plan and reserved for issuance at the Board's discretion to Persons who are employed by the Company or any Subsidiary.

            "Operating Agreement" means the Operating Agreement of the Company, as amended from time to time.

            "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

            "Plan" means the Homebase Acquisition, LLC 2003 Restricted Share
Plan.

            "Shares" means the Common Shares and the Class A Preferred Shares of the Company.

            "Subsidiary(ies)" means Consolidated Communications Holdings, Inc. and any other Person the majority of the Capital Securities of which, directly, or indirectly through Consolidated Communications Holdings, Inc. or one or more other Persons, (i) the Company has

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the right to acquire or (ii) is owned or controlled by the Company. As used in this definition, "control," including, its correlative meanings, "controlled by" and "under common control with," shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Capital Securities by contract or otherwise).

            "Vested Shares" means Common Shares awarded pursuant to this Plan, as to which, at the time in question, all restrictions in respect of such Common Shares have lapsed (other than the restrictions on transferability described in Section 6.2(a)) and have become fully vested and non-forfeitable pursuant to
Section 5 of this Agreement.

            "Unvested Shares" means the Common Shares awarded pursuant to this Plan, that, at the time in question, are not Vested Shares.

      3. AWARDS. At any time after the Effective Date, the Board may, in its sole discretion, grant Awards to Key Employees, whether or not such Key Employees previously had been granted Awards, on such terms and conditions consistent with the Plan as the Board shall determine. Awards may be made on terms and conditions (which need not be identical) fixed by the Board. Awards shall be made in the form of Common Shares that may be subject to certain restrictions on vesting as set forth in this Plan and certain additional restrictions that may be set forth in the Agreement between the Company and each Key Employee. Such Awards shall be granted, and the Common Shares underlying such Awards shall be issued, in consideration of the performance of services and for such other consideration, if any, as the Board may determine. A Grantee's rights with respect to unvested Common Shares shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed.

      4. ADMINISTRATION. The Plan shall be administered by the Board. No Director shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each Director for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with, any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization for any transaction hereunder.

Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time to:

            (a) make any amendment or modification to any Agreement consistent with the terms of the Plan;

            (b) construe and interpret the Plan and the Awards and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with

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      applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Board in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Grantees and all other persons having any interest therein;

            (c) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

            (d) generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company and its Subsidiaries with respect to the Plan.

Unless the Board agrees otherwise, the maximum number of Common Shares that may be made the subject of Awards granted under the Plan is 1,000,000. The Company previously has reserved for purposes of the Plan, out of its authorized but unissued Common Shares, such number of Common Shares.

      5.    VESTING.

            5.1   GENERAL VESTING RULES. Except as otherwise provided in this
Section 5.1 and in Section 5.2, 5.3, 5.4, 5.5, 5.6 or in the Agreement between the Company and the Grantee, Common Shares issued pursuant to an Award granted under this Plan shall vest as follows provided that the Grantee is a full-time employee of the Company or any Subsidiary thereof on the anniversary date in question:

                  (a) 1/4 on the second anniversary date following the date of the Award;

                  (b) 1/4 on the third anniversary date following the date of the Award;

                  (c) 1/4 on the fourth anniversary date following the date of the Award; and

                  (d) 1/4 on the fifth anniversary date following the date of the Award.

            Notwithstanding the foregoing, Awards granted during the months of August through December of 2003 shall vest as follows:

            (a)   1/4 on December 31, 2004;

            (b)   1/4 on December 31, 2005;

            (c)   1/4 on December 31, 2006; and

            (d)   1/4 on December 31, 2007.

The Board may accelerate the vesting of Common Shares at any time for any reason.

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            5.2   CHANGE OF CONTROL, AND RELATED TRANSACTIONS. Notwithstanding
anything in the Plan to the contrary, upon a Change of Control, all Unvested Shares awarded to the Grantee pursuant to this Plan (or, if applicable, the equity interests received by the Grantee in connection with the Change in Control) shall immediately become Vested Shares if within 12 months following a Change of Control any of the following occur in respect of the Grantee and, in the case of the conditions specified in Section 5.2(c) below, the Grantee first provides written notice to the Company of the occurrence thereof:

                  (a) the Grantee's employment with the Company, a Subsidiary thereof or the successor in interest to the Company or its Subsidiary pursuant to the Change in Control, is terminated without Cause by the Company, a Subsidiary of the Company or any such successor in interest;

                  (b) the Grantee's compensation is reduced to less than 90% of the Grantee's compensation from the Company or any Subsidiary thereof immediately prior to the Change in Control; or

                  (c) without the Grantee's consent, the Grantee is assigned duties and responsibilities that are materially inconsistent with his or her level of responsibility as an executive officer.

Notwithstanding the foregoing, Unvested Shares shall not become Vested Shares pursuant to the conditions specified in Section 5.2(c) if, within thirty (30) days after receipt of written notice by the Company from the Grantee objecting to such duties and responsibilities and specifying in reasonable detail the extent to which such duties and responsibilities are inconsistent, the Company modifies the Grantee's assigned duties and responsibilities so that such condition does not exist as of the end of such thirty (30) day period.

            5.3 DEATH OR DISABILITY. If a Grantee's employment with the Company or any Subsidiary thereof terminates as a result of the death or Disability of the Grantee, subject to the call right granted to the Company in
Section 7, the Grantee (or the Grantee's successors, heirs, personal representatives and assigns, as the case may be) shall retain all Vested Shares but shall forfeit all of the Grantee's rights to all Unvested Shares.

            5.4 TERMINATION WITHOUT CAUSE. In the event a Grantee's employment by the Company or any Subsidiary thereof is terminated by the Company or any such Subsidiary without Cause, subject to the call right granted to the Company in Section 7, the Grantee shall retain all Vested Shares but (except as otherwise provided in Section 5.2) shall forfeit all of the Grantee's rights to all Unvested Shares.

            5.5 FORFEITURE. Unless otherwise provided in an Agreement, the Grantee ( or the Grantee's successors, heirs, personal representatives and assigns, as the case may be) shall be required to sell and the Company shall be required to purchase, all Vested Shares and Unvested Shares of the Grantee (or such Grantee's successors, heirs personal representatives and assigns) upon the occurrence of any of the following events: (a) termination of the Grantee's employment with the Company or any Subsidiary thereof for Cause, or (b) any attempted or completed transfer, sale, pledge, hypothecation, or assignment (a "Transfer") by the Grantee of the Grantee's Common Shares without the prior written approval of the Board. The purchase

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price for such Shares shall equal the aggregate amount, if any, paid by the
Grantee therefore, but shall not be less than $1 in the aggregate. Upon the payment of such amount by the Company, neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee, shall thereafter have any further right or interest in the Shares. Any Shares reacquired by the Company pursuant to this Section 5.5 are referred to herein as "Forfeited Shares."

            5.6 RECYCLING OF FORFEITED SHARES. Any Common Shares forfeited hereunder may be the subject of a subsequent Award pursuant to the Plan.

      6.    DELIVERY OF SHARES.

            6.1 DELIVERY OF COMMON SHARES. Upon the grant of each Award, the Company shall deliver to the Grantee a certificate representing such number of Common Shares as are subject to such Award, subject to all applicable restrictions hereunder and under the Agreement.

            6.2   TRANSFERABILITY.

                  (a) The Common Shares are subject to the restrictions on transferability set forth in Article VII of the Operating Agreement.

                  (b) The Awards and the rights thereunder shall not be Transferred.

                  (c)   Any attempted Transfer not in accordance with this
                        Section 6.2 shall be null and void and of no force and effect.

            6.3 RIGHTS OF GRANTEES. The recipient of Common Shares pursuant to an Award shall be a member of the Company with respect thereto, fully entitled to receive distributions, vote and exercise all other rights of a member except to the extent otherwise provided in the Award.

      7.    CALL RIGHT.

                  (a) For a period of 12 months following the death or Disability of a Grantee or other voluntary or involuntary termination of the Grantee's employment by the Company or any Subsidiary thereof for any reason other than for Cause which is controlled by Section 5.5 hereof (each, a "Triggering Event"), the Company shall have the right, but not the obligation, to buy all of the Vested Shares held by the deceased, disabled or terminated Grantee, or such Grantee's legal representative(s) or successor(s) in interest, as the case may be, for an amount equal to the Price Per Share and on the terms set forth in this Section 7.

                  (b) For purposes of this Section 7, the Price Per Share shall be the lesser of (i) the fair market value of a Vested Share, as determined by the Board in good faith or (ii) the amount determined by dividing the Enterprise Value of the Company and its Subsidiaries by the total number of Common Shares outstanding as of the date of the Triggering Event. For these purposes, the Enterprise Value of the Company and its Subsidiaries shall be an amount computed as follows:

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                  7 x EBITDA.

                      Plus: All current assets of the Company and its
                            Subsidiaries.

                      Minus:(a) The principal amount of all outstanding
                            indebtedness of the Company and its Subsidiaries, plus accrued but unpaid interest thereon;

                            (b) All other liabilities of the Company and its Subsidiaries (whether current or long-term in nature) (other than those identified in item (a) directly above); and

                            (c) The Class A Liquidation Preference applicable to all Class A Preferred Shares outstanding as of the date of the Triggering Event and assuming a liquidation of the Company as of that date.

For these purposes, (A) "EBITDA" means an amount equal to the earnings of the Company and its Subsidiaries as of December 31 of the year immediately preceding the date of the Triggering Event (or on the date of the Triggering Event if such event occurs on December 31 of any year) but before taking into account interest expense, income taxes, depreciation and amortization, all determined using generally accepted accounting principals on a basis consistently applied from year to year, and (B) current assets and liabilities, including accrued interest on outstanding indebtedness, shall be determined as of the end of the calendar month immediately preceding the date of the Triggering Event (or on the date of the Triggering Event if such event occurs on the last day of a calendar month).

            (c) The Company shall exercise its rights under this Section 7 by providing timely written notice to the Grantee or the Grantee's legal representative(s) or successor(s) in interest, as the case may be, within 180 days following the Triggering Event.

            (d) The Purchase Price (i.e., the Price Per Share multiplied by the total number of Vested Shares purchased) shall, at the option of the Company, be paid (1) in full at closing or (2) in five (5) equal annual installments, the first of which shall be paid in cash at closing and the remaining installments shall be paid on each of the next four (4) anniversary dates of the closing along with interest which shall accrue on the deferred portion of the Purchase Price at a rate equal to the "prime rate" as quoted in the Wall Street Journal, Midwest Edition, or any successor publication, on the date on which the Triggering Event occurred.

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            (e)   Closing shall take place within 60 days following the date on which the notice given by the Company pursuant to Section 7(c) is deemed to be received by the Grantee or the Grantee's legal representative(s) or successor(s) in interest.

      8. DRAG-ALONG RIGHTS. If the Majority Investors desire to sell or otherwise dispose of for value some or all of their Shares and receive an offer from a purchaser who is not then a Member of the Company or related to or affiliated with any such Member (a "Third-Party Purchaser") to acquire in a single transaction or a series of related transactions more than fifty (50) percent (by value) of the Shares of the Company, and such offer is acceptable to the Majority Investors, then each of the Grantees shall be obligated to, and hereby agree to, sell all (but not less than all) of the Grantee's Common Shares to the Third-Party Purchaser upon the same terms (including the price per share) and conditions offered to any other similarly situated Member of the Company holding Common Shares. Each of the Grantees further agrees to execute and deliver any and all agreements, documents and instruments, and to take all other actions, necessary, or required, to consummate such sale.

      9.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

            (a) In the event of a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Common Shares or other securities with respect to which Awards may be granted under the Plan, (ii) the number of Common Shares or other securities that are subject to outstanding Awards granted under the Plan, and the purchase price therefore, if applicable. Adjustments, if any, under this
Section 9 shall be made in the sole discretion of the Board, and the Board's decision shall be binding and conclusive.

            (b) If, by reason of Change in Capitalization, a Grantee of an Award shall receive any new, additional or different rights to acquire shares or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria that were applicable to the shares subject to the Award prior to such Change in Capitalization.

            (c) Nothing contained in this Plan or any Award shall in any way restrict or impair the ability of the Company's Members or the Board to amend or waive any provision of the Company's Limited Liability Company Agreement in accordance with the terms thereof in any way whatsoever. Without limiting the foregoing, such amendments may change the economic or other terms of the Common Shares and/or the Class A Preferred Shares, or replace Common Shares and/or Class A Preferred Shares with other equity interests. In any such event, the Board shall, in its sole discretion, have the right to amend or interpret the provisions of this Plan and the Awards in order to adapt this Plan and Awards to fit any changes in the Company's capital structure.

      10. TERMINATION AND AMENDMENT OF THE PLAN. The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement at its sole option and in its unrestricted discretion; provided, however, that (a) no such amendment, modification,

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suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Vested Shares which he or she may have acquired through or as a result of the Plan, and (b) it shall be presumed conclusively that an adjustment, if any, for changes in capitalization as provided for in Section 9 do not adversely affect any such Awards or Vested Shares.

      11. NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement, or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire the Common Shares, and such arrangements may be either applicable generally or only in specific cases.

      12. OTHER LIMITATIONS. As illustrative of the limitations of liability of the Company and the Board, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

            (a) give any person any right to be granted an Award other than at the sole discretion of the Board;

            (b) give any person any rights whatsoever with respect to the Common Shares except as specifically provided in the Plan or an Agreement;

            (c) limit in any way the right of the Company or any Subsidiary thereof, as the case may be, to terminate the employment of any person at any time; or

            (d) be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

      13. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles. Notwithstanding any other provision of the Plan, the obligation of the Company to deliver Common Shares in respect of any Award thereof under the Plan shall, in each cash, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

            (a) Except as provided in Section 10 hereof, the Board may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

            (b) Each Award is subject to the requirement that, if at any time the Board determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any

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      governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of the Common Shares, no Awards shall be granted and no Common Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

      14. WITHHOLDING OF TAXES. At such times as a Grantee or his or her beneficiary recognizes taxable income in connection with the rights to acquire Common Shares granted hereunder (a "Taxable Event"), the Grantee or his or her beneficiary shall pay to the Company or to one of its Subsidiaries, if applicable, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of such shares. The Company or a Subsidiary thereof, as the case may be, shall have the right to deduct from any payment of cash to a Grantee or his or her beneficiary an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes.

      15. SUCCESSORS. In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or share exchange involving the Company, all obligations of the Company shall be binding on the successor to the transaction.

      16. NOTICES. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

            (a)   If to the Company, addressed to:

                  c/o Chairman
                  121 S. 17th Street
                  Mattoon, IL 61938
                  Facsimile: (217) 258-6240

            (b) Notices to or with respect to a Grantee shall be directed to the Grantee, or to his or her beneficiary or beneficiaries, at the Grantee's home address on the records of the Company or its Subsidiary.

      Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time and, if sent after 5:00 p.m. U.S. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a

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Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

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